Exhibit 99.1

vTv Therapeutics Announces 2019 Second Quarter Financial Results and Update

HIGH POINT, N.C. – (GLOBE NEWSWIRE) – Jul. 31, 2019 – vTv Therapeutics Inc. (Nasdaq:VTVT) today reported financial results for the second quarter that ended June 30, 2019, and provided an update on recent achievements and upcoming events.

“We made significant progress during the second quarter,” said Steve Holcombe, chief executive officer, vTv Therapeutics. “We reported positive results from part 1 of our phase 2 Simplici-T1 trial in type 1 diabetes and began screening patients for our 488-305 trial evaluating azeliragon in patients with mild Alzheimer’s disease and type 2 diabetes. We look forward to continuing to execute successfully on our development plans for each of these drug candidates and advancing them as potential treatments for patients suffering from these diseases.”

Recent Achievements and Outlook

•

Part 1 of the Simplici-T1 Study achieves positive topline results in patients with type 1 diabetes. In June 2019, we announced positive topline results from part 1 of the phase 2 Simplici-T1 Study, a 12-week study to evaluate TTP399 as an add-on to insulin therapy for patients with type 1 diabetes.

In this double-blind, placebo-controlled 12-week trial, the baseline mean HbA1c for the groups treated with TTP399 and placebo was 7.3% and 7.4%, respectively. Patients treated with TTP399 (n=8) showed a statistically significant mean reduction in HbA1c of 0.6% at 12 weeks, while the group treated with placebo (n=11) showed a mean increase in HbA1c of 0.1%, resulting in a mean improvement of 0.7% in the TTP399 group relative to the placebo group (p=0.03).

TTP399 was well tolerated in the study, with no serious adverse event reported, and no report of diabetic ketoacidosis or severe hypoglycemia.

•

Simplici-T1 Study enrolling patients in Part 2. In May 2019, we began enrolling patients in the part 2 confirmatory phase of the Simplici-T1 Study and expect to report results for that portion of the study in the latter part of the first quarter of 2020.

•

Screening patients for Phase 2/3 clinical trial of azeliragon. We began screening patients in June 2019 for a Phase 2 clinical trial to evaluate azeliragon as a potential treatment of mild-AD in patients with type 2 diabetes.  The randomized, double-blind, placebo-controlled multicenter trial is designed as sequential phase 2 and phase 3 studies operationally conducted under one protocol.  Each part of the study will evaluate the efficacy and safety of azeliragon in patients with mild Alzheimer's disease (screening MMSE 21 to 26, baseline MMSE 19 to 27; and ADAS-cog14 score ≥10) and type 2 diabetes (screening HbA1c 6.5% to 9.5%, inclusive).

vTv expects to report topline results from the phase 2 proof of concept study by the end of the fourth quarter of 2020.

Upcoming Events

vTv will present additional results from Part 1 of the Simplici-T1 Study at the 55th Annual Meeting of the European Association for the Study of Diabetes in Barcelona Spain, September 16–20, 2019 with a poster entitled “Results from the sentinel and learning phase of the Simplici-T1 study, the first clinical trial to test activation of glucokinase as an adjunctive treatment for type 1 diabetes”.

Second Quarter 2019 Financial Results

•	Cash Position: Cash and cash equivalents as of June 30, 2019, were $1.5 million compared to $5.0 million as of March 31, 2019.

•

Revenue: Revenues were $1.8 million for the second quarter of 2019 versus $0.9 million in the first quarter of 2019.  The increase in revenue was driven by the recognition of $1.0 million for one of our license agreements based on the satisfaction of a development milestone.

•

R&D Expenses: Research and development expenses were $4.2 million in the second quarter of 2019 and $2.8 million in the first quarter of 2019.  This increase in R&D expenses was driven primarily by the increase in costs for the 488-305 Study for which we were performing start-up activities, including site activations, in the second quarter of 2019.

•	G&A Expenses: General and administrative expenses were $2.4 million in each of the second and first quarters of 2019.

•

Net Loss Before Non-Controlling Interest: Net loss before non-controlling interest was $5.1 million for the second quarter of 2019 compared to net loss before non-controlling interest of $4.0 million for the first quarter of 2019.

•

Net Loss Per Share: GAAP net loss per share was $0.10 and $0.26 for the three months ended June 30, 2019 and March 31, 2019, respectively, based on weighted-average shares of 28.0 million and 22.9 million for the three month periods ended June 30, 2019 and March 31, 2019, respectively. Non-GAAP net loss per fully exchanged share was $0.09 and $0.06 for the three months ended June 30, 2019 and March 31, 2019, respectively, based on non-GAAP fully exchanged weighted-average shares of 51.1 million and 46.0 million for the three months ended June 30, 2019 and March 31, 2019, respectively.

vTv Therapeutics Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	March 31,
	2019	2019
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,462	$4,959
Accounts receivable, net	1,822	—
Prepaid expenses and other current assets	145	419
Current deposits	367	34
Total current assets	3,796	5,412
Restricted cash and cash equivalents, long-term	2,500	2,500
Property and equipment, net	54	62
Operating lease right-of-use assets	167	246
Long-term investments	2,480	2,480
Long-term deposits	75	36
Total assets	$9,072	$10,736
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$8,326	$6,244
Operating lease liabilities	178	259
Current portion of deferred revenue	27	839
Current portion of notes payable	8,646	9,167
Total current liabilities	17,177	16,509
Notes payable, net of current portion	2,185	4,014
Deferred revenue, net of current portion	1,052	1,067
Warrant liability, related party	1,240	1,515
Other liabilities	260	260
Total liabilities	21,914	23,365
Commitments and contingencies
Redeemable noncontrolling interest	37,060	45,106
Stockholders’ deficit:
Class A Common Stock	298	273
Class B Common Stock	232	232
Additional paid-in capital	167,125	162,249
Accumulated deficit	(217,557)	(220,489)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(49,902)	(57,735)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$9,072	$10,736

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended
	June 30, 2019	March 31, 2019
Revenue	$1,828	$921
Operating expenses:
Research and development	4,228	2,822
General and administrative	2,392	2,386
Total operating expenses	6,620	5,208
Operating loss	(4,792)	(4,287)
Interest income	16	10
Interest expense	(514)	(626)
Other income, net	276	921
Loss before income taxes and noncontrolling interest	(5,014)	(3,982)
Income tax provision	100	—
Net loss before noncontrolling interest	(5,114)	(3,982)
Less: net loss attributable to noncontrolling interest	(2,232)	(1,827)
Net loss attributable to vTv Therapeutics Inc.	$(2,882)	$(2,155)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(2,882)	$(5,883)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.10)	$(0.26)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	28,037,628	22,862,907

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$1,828	$2,473	$2,749	$4,537
Operating expenses:
Research and development	4,228	8,594	7,050	17,537
General and administrative	2,392	2,737	4,778	4,992
Total operating expenses	6,620	11,331	11,828	22,529
Operating loss	(4,792)	(8,858)	(9,079)	(17,992)
Interest income	16	16	26	34
Interest expense	(514)	(870)	(1,140)	(1,725)
Other income, net	276	316	1,197	327
Loss before income taxes and noncontrolling interest	(5,014)	(9,396)	(8,996)	(19,356)
Income tax provision	100	200	100	200
Net loss before noncontrolling interest	(5,114)	(9,596)	(9,096)	(19,556)
Less: net loss attributable to noncontrolling interest	(2,232)	(6,524)	(4,059)	(13,532)
Net loss attributable to vTv Therapeutics Inc.	$(2,882)	$(3,072)	$(5,037)	$(6,024)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(2,882)	$(3,072)	$(8,765)	$(6,024)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.10)	$(0.31)	$(0.34)	$(0.61)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	28,037,628	10,049,831	25,464,562	9,875,743

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of orally administered small molecule drug candidates to fill significant unmet medical needs. vTv has a pipeline of clinical drug candidates led by programs for the treatment of Alzheimer’s disease, diabetes, and inflammatory disorders.

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), we use non-GAAP adjusted net loss per fully exchanged share, which is a non-GAAP financial measure. Non-GAAP adjusted net loss per fully exchanged share adjusts the net loss attributable to vTv common shareholders for the impact of adjustments related to outstanding warrants, share-based compensation expense and the portion of net loss attributable to the noncontrolling interest.  It also assumes the exchange of all the Class B common stock of vTv Therapeutics Inc. and an equal number of non-voting common units of vTv Therapeutics LLC (“vTv Units”) for shares of Class A common stock of vTv Therapeutics Inc. We believe that this measure provides useful information to investors as it eliminates the variability of non-controlling interest resulting from the exchanges of Class B common stock and vTv Units into Class A common stock and other items of a non-cash nature. This measure is not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared and presented in accordance with GAAP.

The following is a reconciliation of non-GAAP adjusted net loss per fully exchanged share, basic and diluted to its most directly comparable GAAP measure, net loss per share of vTv Therapeutics Inc. Class A common stock, basic and diluted and the computation of the components of this non-GAAP measure:

	Three Months Ended
	June 30, 2019	March 31, 2019
Numerator:
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(2,882)	$(5,883)
Other income - related party	275	921
Share-based compensation expense	401	281
Deemed distribution to related party	—	3,728
Reallocation of net income attributable to noncontrolling interest from the assumed exchange of Class B shares (1)	(2,232)	(1,827)
Adjusted net loss before noncontrolling interest	$(4,438)	$(2,780)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	28,037,628	22,862,907
Assumed exchange of Class B Common Stock (1)	23,094,221	23,094,221
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	51,131,849	45,957,128
Adjusted net loss per fully exchanged share, basic and diluted	$(0.09)	$(0.06)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Numerator:
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(2,882)	$(3,072)	$(8,765)	$(6,024)
Other income - related party	275	316	1,196	291
Share-based compensation expense	401	803	682	1,766
Deemed distribution to related party	—	—	3,728	—
Reallocation of net income attributable to noncontrolling interest from the assumed exchange of Class B shares (1)	(2,232)	(6,524)	(4,059)	(13,532)
Adjusted net loss before noncontrolling interest	$(4,438)	$(8,477)	$(7,218)	$(17,499)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	28,037,628	10,049,831	25,464,562	9,875,743
Assumed exchange of Class B Common Stock (1)	23,094,221	23,094,221	23,094,221	23,104,867
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	51,131,849	33,144,052	48,558,783	32,980,610
Adjusted net loss per fully exchanged share, basic and diluted	$(0.09)	$(0.26)	$(0.15)	$(0.53)

(1)	Assumes the exchange of all outstanding Class B common stock, resulting in the elimination of the noncontrolling interest and recognition of the net income attributable to noncontrolling interests.

Contacts

Investors:
vTv Therapeutics Inc.
IR@vtvtherapeutics.com

or

Media:
Josh Vlasto, 212-572-5969
PR@vtvtherapeutics.com